EXHIBIT 21.1     SUBSIDIARIES OF THE REGISTRANT


                                                                                 % of Voting
                                                                                  Securities
                                                Jurisdiction of               Held at December
                                               Incorporation or                      31,
Name of Corporation                               Organization                       2001
-----------------------------------            ----------------                    -------

Waterloo Furniture Components Limited             Canada                             100

CompX Security Products Inc.                      Delaware                           100

CompX Europe B.V.                                 Netherlands                        100
  Thomas Regout Holding B.V.                      Netherlands                        100
    Thomas Regout U.S.A., Inc.                    Michigan                           100
    Thomas Regout Nederland B.V.                  Netherlands                        100
    Thomas Regout B.V.                            Netherlands                        100
    Thomas Regout International B.V.              Netherlands                        100

CompX Asia Holding Corporation                    Malaysia                           100
  Yin Da Slide Co., Ltd.                          Taiwan                             100
    CompX (H.K.) Corp.                            British Virgin                     100
                                                   Islands
CompX SFC, Inc.                                   Delaware                           100